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                                                                   EXHIBIT 10(x)


                            WELLINGTON HALL, LIMITED

                   1997 STOCK OPTION AND RESTRICTED STOCK PLAN

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into as of February 10, 1997, by and between Wellington Hall, Limited, a North Carolina corporation (the "Company"), and Arthur F. Bingham, a key employee of the Company (the "Optionee"):

                              W I T N E S S E T H:

         WHEREAS, the Company desires to provide the Optionee with an incentive to remain in the employment of the Company and an opportunity to purchase common stock of the Company, so that the Optionee may acquire or increase a proprietary interest in the Company's success, and

         WHEREAS, the Company desires to grant the Optionee incentive stock options under Article II of the Company's 1997 Stock Option and Restricted Stock Plan (the "Plan"), and the Optionee desires to accept such options in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Grant of Options; Exercise Price and Number of Shares; Expiration Dates. The Company hereby grants to the Optionee the following options to purchase shares of common stock of the Company upon the terms and conditions set forth in this Agreement. Each of the following options is intended to be an "Incentive Stock Option" within the meaning specified in the Plan and as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and is hereby designated as such pursuant to Article II, Section 1(a) of the Plan. The grant of the options has been duly authorized by the Committee that administers the Plan, as established by the Board of Directors of the Company pursuant to Article I, Section 3 of the Plan (the "Committee").

            (a) Series A Option. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee an option (the "Series A Option") to purchase all or any portion of One Hundred Fifty Thousand (150,000) shares of the Company's Common Stock at an exercise price of Fifty Cents ($0.50) per


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         Share (the "Series A Exercise Price"). The Optionee shall be entitled to exercise the Series A Option beginning September 1, 1998 up to and including February 9, 2004, if the Commissioned Retail Sales in the Territory (as defined below) from May 1, 1997 through April 30, 1998 equal or exceed $2,500,000. For purposes of this Section 1, "Commissioned Retail Sales in the Territory" means the combined amount of shipments of retail sales of the Company and Wellington Hall Caribbean Corp. ("WHCC") in the Territory for which the Company is obligated to pay Optionee commissions pursuant to Paragraph 4(a) of that certain Employment and Stock Purchase Agreement dated September 1, 1996 by and between the Company and Optionee, with "Territory" meaning the area defined in Schedule B to such agreement.

                  (b) Series B Option. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee an option (the "Series B Option") to purchase all or any portion of One Hundred Fifty Thousand (150,000) shares of the Company's Common Stock at an exercise price of Eighty Cents ($0.80) per Share (the "Series B Exercise Price"). The Optionee shall be entitled to exercise the Series B Option beginning September 1, 1999 up to and including February 9, 2004, if Commissioned Retail Sales in the Territory from May 1, 1998 through April 30, 1999 equal or exceed $2,700,000.

                  (c) Series C Option. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee an option (the "Series C Option") to purchase all or any portion of One Hundred Fifty Thousand (150,000) shares of the Company's Common Stock at an exercise price of One Dollar and 30/100 ($1.30) per Share (the "Series C Exercise Price"). The Optionee shall be entitled to exercise the Series C Option beginning September 1, 2000 up to and including February 9, 2004, if Commissioned Retail Sales in the Territory from May 1, 1999 through April 30, 2000 equal or exceed $3,000,000.

         The Series A, Series B and Series C Options are hereinafter collectively referred to as the "Option" and the Series A, Series B and Series C Exercise Prices are hereinafter collectively referred to as the "Exercise Price."

         2. Transfer of Option. The Option may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent or distribution, unless otherwise agreed by the Committee.

         3. Adjustments. If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the


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Company is the surviving entity, the aggregate number of Shares subject to the
Option and the Exercise Price shall be appropriately and proportionately adjusted in the manner provided in the Plan.

         4. Termination of Option. The Option hereby granted shall terminate and be of no force or effect upon the happening of the first to occur of the following events:

            (a) expiration of three months after the date of termination of the Optionee's employment with the Company for any reason other than the death of the Optionee;

            (b) expiration of twelve months after the death of the Optionee while employed by the Company;

            (c) occurrence of any event described in paragraph 9 hereof that causes a termination of the Option; or

            (d) expiration of the Option as provided in paragraph 1 above.

         Any Option that may be exercised for a period following termination of the Optionee's employment may be exercised only to the extent it was exercisable immediately before such termination and in no event after the Option would expire by its terms without regard to such termination.

         5. Method of Exercise. The Option shall be exercised by tender of payment of the Exercise Price and delivery to the Company at its principal place of business of a written notice, at least three business days prior to the proposed date of exercise, which notice shall:

            (a) state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and the name, address, and social security number of the person in whose name the stock certificate or certificates for such Shares is to be registered;

            (b) contain any such representations and agreements as to Optionee's investment intent with respect to such Shares as shall be reasonably required by the Committee pursuant to paragraph 7; and

            (c) be signed by the person entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.


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         Payment of the Exercise Price may be made in cash or by certified or official bank check. Payment may also be made by surrendering shares of the Company's Common Stock (including any Shares received upon a prior or simultaneous exercise of the Option) at the then fair market value of such Shares, as determined pursuant to Section 1(b) of Article II of the Plan. Payment may also be made by combining cash or check and shares of such stock.

         After receipt of such notice in a form satisfactory to the Committee and the acceptance of payment, the Company shall deliver to the Optionee a certificate or certificates representing the Shares purchased hereunder, provided, that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, the date of delivery of such Shares shall be extended for the period necessary to take such action.

         6. Rights of a Shareholder. The Optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any Shares covered by the Option unless the Option shall have been exercised and the Exercise Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment. Upon the exercise of the Option as provided herein and the issuance of the certificate or certificates evidencing the Shares covered thereby, the Optionee shall have all the rights of a shareholder of the Company, including the right to receive all dividends or other distributions paid or made with respect to such shares.

         7. Compliance with Securities Laws. Shares issuable pursuant to this Option are not presently registered under applicable federal and state securities laws. The Company may in the future, but shall have no obligation to, undertake such registrations or may, in lieu thereof, issue Shares hereunder only pursuant to applicable exemptions from such registrations. Before issuing Shares to Optionee hereunder, the Committee may require appropriate representations from Optionee and take such other action as the Committee may deem necessary, including but not limited to placing restrictive legends on certificates evidencing such shares and place stop transfer instructions in the Company's stock transfer records, or delivering such instructions to the Company's transfer agent, in order to assure compliance with any such exemptions.

         8. Rule 144. The Optionee acknowledges that, notwithstanding any future registration of the Option and the shares of Common Stock issuable upon its exercise under the Securities Act of 1933 or under the securities laws of any state, if, at the time of exercise of the Option, he is deemed to be an "affiliate" of the Company as defined in Rule 144 of the Securities and Exchange Commission, any shares purchased thereunder will nevertheless be subject to sale only in compliance with Rule 144 (but without any holding period), and that the Company shall take such action as it deems necessary or appropriate to assure such compliance, including placing restrictive legends on certificates evidencing such shares and delivering stop transfer instructions to the Company's transfer agent.



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         9. Reorganizations. If the Company shall be a party to any merger or consolidation in which it is not the surviving entity or pursuant to which the shareholders of the Company exchange their common stock, or if the Company shall dissolve or liquidate or sell all or substantially all of its assets, the Option granted hereunder shall terminate on the effective date of such merger, consolidation, dissolution, liquidation or sale; provided, however, that prior to such effective date, the Committee may, in its discretion, cause the Option to become immediately exercisable, and may, to the extent the Option is terminated as provided in this paragraph 9, authorize a payment to the Optionee that approximates the economic benefit that he would realize if the Option were exercised immediately before such effective date, or authorize a payment in such other amount as it deems appropriate to compensate the Optionee for the termination of the unexercised portion of the Option, or arrange for the granting of a substitute option to the Optionee.

         This Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         10. No Right to Continued Employment. This Agreement does not confer upon the Optionee any right to continued employment by the Company, nor shall it interfere in any way with the right of the Company to terminate or alter the terms of that employment.

         11. Construction. This Agreement shall be construed so as to be consistent with the Plan and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should be inconsistent therewith. The Optionee hereby acknowledges receipt of a copy of the Plan from the Company and agrees to be bound by all of the terms and provisions of the Plan.

         Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to (i) the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution or (ii) the guardian or legal representative of the Optionee acting pursuant to a valid power of attorney or the decree of a court of competent jurisdiction, then the term "Optionee" shall be construed to include such estate, personal representative, beneficiary, guardian or legal representative.

         12. Severability. The provisions of this Agreement shall be severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto.


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         13. Successor and Assigns. The terms of this Agreement shall be binding upon and shall enure to the benefit of any successors or assigns of the Company and of the Optionee.

         14. Notices. Notices under this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when forwarded by Federal Express, Airborne, or another private carrier which maintains records showing delivery information, (iii) when sent via facsimile but only if a written facsimile acknowledgment of receipt is received by the sending party, or (iv) when placed in the United States Mail and forwarded by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given or such other address as furnished to the Company from time to time for this purpose.

         15. Entire Agreement; Modification. This Agreement is the entire agreement and understanding of the parties hereto with respect to the Option granted herein and supersedes any and all prior and contemporaneous negotiations, understandings and agreements with regard to the Option and the matters set forth herein, whether oral or written. No representation, inducement, agreement, promise or understanding altering, modifying, taking from or adding to the terms and conditions hereof shall have any force or effect unless the same is in writing and validly executed by the parties hereto.

         16. Shareholder Approval; Relinquishment of Other Rights. Notwithstanding anything herein to the contrary, the Option granted hereunder shall not be effective or exercisable unless the shareholders of the Company shall have approved the Plan within 12 months of its adoption by the Board of Directors. By his execution of this Agreement, the Optionee relinquishes any and all rights and interests of the Optionee with respect to any stock options granted or deemed to be granted pursuant to that Employment and Stock Purchase Agreement dated September 1, 1996, by and between Optionee and the Company.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the Optionee has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer, effective as of the day and year first above written.

WELLINGTON HALL, LIMITED


By: /s/ Hoyt M. Hackney Jr.                        /s/ Arthur F. Bingham
     -----------------------                       ----------------------------
                                                   Optionee
Title: President & CEO
       ---------------------


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